Wednesday, August 12, 2009

COMPANY PRESS RELEASE

Transgenomic, Inc. Reports Second Quarter 2009 Results

OMAHA, Neb., August 12, 2009 – Transgenomic, Inc. (OTCBB: TBIO.OB) today announced financial results for the quarter ended June 30, 2009. The Company’s financial results are presented in the tables that follow.

Second Quarter 2009
The Company reported a net loss of $730,000 or $0.01 per share for the second quarter of 2009 as compared to net income of $101,000 or $0.00 per share for the second quarter of 2008.

Net sales from continuing operations were $5.5 million during the second quarter of 2009, compared to $6.2 million during the comparable period of 2008. Gross profit from continuing operations was $2.7 million or 48 percent during the second quarter of 2009 compared to $3.7 million or 60 percent during the comparable period of 2008.  Operating expenses from continuing operations were $3.4 million during the second quarter of 2009 compared to $3.7 million during the same period of 2008.  Excluding the impact of foreign currency revaluation gains/losses, operating expenses were down by $672,000 in the second quarter of 2009 compared to the same period of 2008.

Cash and cash equivalents totaled $4.8 million at June 30, 2009 which is unchanged from December 31, 2008.

Six Months Ended June 30, 2009
The Company reported a net loss of $1.7 million or $0.03 per share for the six months ended June 30, 2009, compared to net income of $223,000 or $0.00 per share during the comparable period of 2008.

Net sales from continuing operations were $10.5 million for the six months ended June 30, 2009, compared to $12.5 million during the comparable period of 2008.  Gross profit from continuing operations was $5.5 million or 52 percent for the six months ended June 30, 2009, compared to $7.4 million or 59 percent in 2008.  Operating expenses from continuing operations were $7.2 million for both the six months ended June 30, 2008 and 2009.  Excluding the impact of foreign currency revaluation gains/losses, operating expenses were down by $812,000 for the six months ended June 30, 2009 compared to the same period in 2008.

Comment and Outlook
Craig Tuttle, the Company’s President and Chief Executive Officer, noted, “It is rewarding to see a sales rebound well above our first quarter results. While we have not quite reached quarterly sales at our former run rate prior to the economy decline, sales in second quarter did increase $500,000 above first quarter. In addition, we do see interest in new instrument sales opportunities throughout the remainder of this fiscal year and next year. Budget approval processing will drive the timing of these sales.  We are seeing several new projects in our Pharmacogenomics lab which have the potential to move forward toward full clinical trial studies as well as a number of discovery projects with a similar outcome potential. As such, we are optimistic that sales will return to our 2008 levels within a quarter or two. In addition, with significant product launches targeted for the fourth quarter, notably our high sensitivity assay for KRAS mutations as well as our NuroPro assays for Alzheimer’s and Parkinson’s disease, we anticipate a return to year-over-year sales growth by next year. Equally positive, our Molecular Diagnostic Laboratory has grown to 62% in the six months ended June 30, 2009 compared to the same period in 2008. This growth rate remains below our full year 2008 growth which was 70% year-over-year.  When the economic situation improves, we fully expect an improvement in the growth rate in our diagnostic testing net sales.  In addition there will be impact related to the new assays being added.”

Earnings Call
Company management will discuss second quarter 2009 financial results via teleconference on Wednesday, August 12th, at 5:00 p.m. Eastern Time.  To access the call via telephone, dial 800-894-5910 or 785-424-1052.  The Company will also host a live broadcast of the call over the Internet.  To listen to the webcast, investors should log on to the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Wednesday, August 26, 2009.  Simply dial 800-388-9064 or 402-220-1116 from any telephone.

About Transgenomic
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE® DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, Transgenomic Molecular Clinical Reference Laboratory and Pharmacogenomics Research Services. Transgenomic’s two laboratory services divisions utilize these technologies and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit:  www.transgenomic.com.

Transgenomic Cautionary Statements
Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE  68164

Phone:  402-452-5400
Fax:  402-452-5461

investorrelations@transgenomic.com

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
NET SALES	$5,473	$6,246	$10,463	$12,501
COST OF GOODS SOLD	2,822	2,507	4,999	5,122
Gross profit	2,651	3,739	5,464	7,379
OPERATING EXPENSES:
Selling, general and administrative	2,732	3,091	5,708	6,066
Research and development	686	560	1,530	1,132
Restructuring costs	—	8	—	8
	3,418	3,659	7,238	7,206
LOSS FROM OPERATIONS	(767)	80	(1,774)	173
OTHER INCOME (EXPENSE):
Interest income	2	25	14	58
Other, net	(3)	—	(3)	(1)
	(1)	25	11	57
INCOME (LOSS) BEFORE INCOME TAXES	(768)	105	(1,763)	230
INCOME TAX EXPENSE (BENEFIT)	(38)	4	(80)	7
NET INCOME (LOSS)	(730)	101	(1,683)	223

BASIC AND DILUTED INCOME (LOSS) PER SHARE:	$(0.01)	$0.00	$(0.03)	$0.00

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672	49,189,672	49,189,672

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,301,010	49,189,672	49,301,010

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Six Months Ended June 30,
	2009	2008
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	193	193

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(232)	(131)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	44	(93)

NET CHANGE IN CASH AND CASH EQUIVALENTS	5	(31)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,771	5,723

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,776	$5,692

Transgenomic, Inc.
Summary Financial Results
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	(Unaudited) June 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,776	$4,771
Accounts receivable (net of allowances for bad debts of $358 and $388, respectively)	4,310	5,385
Inventories	4,639	4,775
Prepaid expenses and other current assets	513	654
Total current assets	14,238	15,585
PROPERTY AND EQUIPMENT, NET	1,100	1,198
OTHER ASSETS:
Other assets, (net of accumulated amortization of $457 and $425, respectively)	748	773
	$16,086	$17,556
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$873	$905
Other accrued expenses	2,592	2,810
Accrued compensation	577	520
Total current liabilities	4,042	4,235
OTHER LONG TERM LIABILITIES	143	116
Total liabilities	4,185	4,351
STOCKHOLDERS’ EQUITY	11,901	13,205
	$16,086	$17,556